                                                                    EXHIBIT 99.1


                            DATAMEDIC HOLDING CORP.

                   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ___________, 1999

The undersigned, having received the Notice of Special Meeting and the proxy statement-prospectus, hereby appoints _________and _________, and each of them, attorneys and proxies for the undersigned (with full power of substitution) to attend the above special meeting and all adjournments thereof and to act for and to vote all shares of Datamedic capital stock standing in the name of the undersigned at the special meeting to be held on _________, _________, 1999 at _______ __a.m. local time at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. located at One Financial Center, Boston, Massachusetts.

When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will grant authority to vote "FOR" Proposal 1 on the reverse side, and in the discretion of _________ or ____________ on any other business matters or proposals as may properly come before the special meeting.

     SEE REVERSE SIDE. IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, JUST SIGN ON THE REVERSE SIDE. YOU NEED NOT MARK ANY
                                     BOXES.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE
                   ------------------------------------------


Reverse Side

                          [X] PLEASE MARK VOTES AS IN
                                  THIS EXAMPLE

1. Proposal to approve and adopt the Agreement and Plan of Merger, dated September 3, 1999, by and among InfoCure Corporation, InfoCure Systems, Inc., a wholly-owned subsidiary of InfoCure, Datamedic and certain principal stockholders of Datamedic, pursuant to which Datamedic will merge with and into InfoCure Systems and InfoCure Systems will survive the merger and continue as a wholly-owned subsidiary of InfoCure. In the merger, each share of Datamedic preferred stock and Datamedic common stock, par value $.10 per share, will be exchanged for a fraction of a share of InfoCure common stock, par value $.001 per share, unless the holder exercises appraisal rights under Delaware law. The fraction will be determined immediately prior to completion of the merger according to the formula specified in the merger agreement and described in the proxy statement-prospectus mailed to all stockholders of Datamedic. Adoption of the merger agreement will also constitute approval of the merger and the other transactions contemplated by the merger agreement.

[ ]    [ ]     [ ]
FOR  AGAINST ABSTAIN

MARK HERE FOR ADDRESS [ ] CHANGE AND NOTE AT LEFT


PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

SIGNATURE:                    DATE

SIGNATURE:                    DATE